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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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       Date of Report (Date of earliest event reported): December 29, 1998



                               T R FINANCIAL CORP.
               (Exact name of registrant as specified in charter)


         DELAWARE
      (State or other                0-21386                 11-3154382
      jurisdiction of              (Commission             (IRS Employer
      incorporation)               File Number)         Identification No.)


                1122 FRANKLIN AVENUE, GARDEN CITY, NEW YORK 11530
                    (Address of principal executive offices,
                               including zip code)


       Registrant's telephone number, including area code: (516) 742-9300


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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ITEMS 1, 2, 3 AND 4.       NOT APPLICABLE.

ITEM 5.  OTHER EVENTS.

                  On December 29, 1998, T R Financial Corp. ("T R Financial") issued a press release announcing that its Board of Directors has determined to exercise its right pursuant to the Agreement and Plan of Merger, dated as of May 25, 1998, by and between T R Financial Corp. and Roslyn Bancorp, Inc. ("Merger Agreement"), to terminate the Merger Agreement, subject to the right of Roslyn Bancorp, Inc. ("Roslyn") to increase the exchange ratio of the number of shares of Roslyn common stock to be received by T R Financial's stockholders in accordance with the formula set forth in the Merger Agreement, in which case there would be no termination of the Merger Agreement. This press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

ITEM 6.  NOT APPLICABLE.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial statements of businesses acquired.

                  Not applicable.

         (b)      Pro forma financial information.

                  Not applicable.

         (c) Exhibits. The following Exhibits are filed as part of this report:


    EXHIBIT NO.                                  DESCRIPTION
    -----------                                  -----------
         99                 Press Release issued December 29, 1998


ITEM 8.  NOT APPLICABLE.

ITEM 9.  NOT APPLICABLE.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        T R FINANCIAL CORP.


                                        By: /s/ Dennis E. Henchy
                                            -----------------------------------
                                                Dennis E. Henchy
                                                Executive Vice President and
                                                   Chief Financial Officer

Date:    December 29, 1998


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                                  EXHIBIT INDEX



          EXHIBIT                               DESCRIPTION
          -------                               -----------
             99             Press Release issued December 29, 1998










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